EXHIBIT 99.1

Colonial Commercial Corp. Reports 2010 Fourth Quarter and Year-End Results

HAWTHORNE, New Jersey (March 24, 2011) – Colonial Commercial Corp. (“Colonial”) (Common Stock: CCOM.PK; Convertible Preferred Stock: CCOMP.PK) today announced financial results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter Results

Sales were $20,653,934 for the quarter ended December 31, 2010 compared to $20,503,046 for the same period in 2009.

Gross profit increased by 5.2%, or $284,829, to $5,722,373 for the fourth quarter from $5,437,544 for the same period in 2009. Gross profit expressed as a percentage of sales increased to 27.7% for the fourth quarter from 26.5% for the same period in 2009. The increase in gross profit expressed as a percentage of sales was mostly related to improved implementation of purchasing programs.

Selling, general and administrative expense declined by 6.0%, or $339,407, to $5,279,167 for the fourth quarter from $5,618,574 for the same period in 2009. The decrease in selling, general and administrative expense is primarily related to a general reduction in various operating expenses.

The Company’s net income was $262,846, for the fourth quarter compared to a net loss of $1,157,597 for the same period in 2009. The increase in net income is the result of a reduction of general operating expenses and the elimination of $741,204 in non-recurring non-cash charges which occurred in the fourth quarter of 2009.

Year-End Results

Sales increased by 2.5%, or $1,971,727, to $80,056,230 for the year ended December 31, 2010 from $78,084,503 for the same period in 2009.

Gross profit increased by 3.5%, or $730,108, to $21,564,727 for the year ended December 31, 2010 from $20,834,619 for the same period in 2009.  The increase in gross profit is the result of the re-opening of our Hicksville, New York location, the expansion of our commercial HVAC products business and the increase in margins gained through the sale of high-efficiency heating and air conditioning equipment. Gross profit expressed as a percentage of sales was 26.9% in 2010 compared to 26.7% for the comparable period in 2009.

Selling, general and administrative expenses decreased by 6.0%, or $1,315,667, to $20,786,019 for the year ended December 31, 2010 from $22,101,686 for the same period in 2009. The decrease in selling, general and administrative expense is primarily related to a $420,276 reduction in rent and facility expenses, a $271,322 reduction in payroll and benefit costs, an $84,543 reduction in depreciation and amortization, and the elimination of $273,023 in non-recurring tender offer expenses.

The Company’s net income was $106,398 for the year ended December 31, 2010 compared to a net loss of $3,343,696 for the same period in 2009.  The increase in net income is substantially the result of the $730,108 increase in gross profit, the $1,315,667 decrease in selling, general and administrative expense, and the elimination of $1,521,104 in non-recurring non-cash charges.

William Salek, Chief Financial Officer of the Company, said, “We are pleased that we have been able to produce our fourth consecutive quarter showing improved earnings. We could not have achieved these results without the commitment and dedication of our employees, customers and vendors.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or

William Salek, Chief Financial Officer, at (973) 427-8224.

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash	$75,390	$746,629
Accounts receivable, net of allowance for doubtful accounts of $694,083 in 2010 and $619,740 in 2009	9,632,829	9,468,123
Inventory	10,781,069	11,588,971
Prepaid expenses and other current assets	1,111,625	895,505
Total current assets	21,600,913	22,699,228
Property and equipment	1,126,810	1,349,679
Goodwill	1,416,929	1,416,929
Other intangibles	-	2,500
Other assets - noncurrent	172,913	134,205
	$24,317,565	$25,602,541
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$6,513,506	$7,402,536
Accrued liabilities	1,674,403	1,559,880
Income taxes payable	2,360	4,374
Borrowings under credit facility - revolving credit	10,770,235	13,090,666
Notes payable - current portion; includes related party notes of $32,009 in 2010 and 2009	1,094,275	108,313
Total current liabilities	20,054,779	22,165,769
Convertible notes payable-related party	200,000	200,000
Notes payable, excluding current portion; includes related party notes of $830,024 in 2010 and $862,033 in 2009	1,686,179	966,563
Total liabilities	21,940,958	23,332,332
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2010 and 2009, liquidation preference of $1,465,285 in 2010 and 2009	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2010 and 2009	232,747	232,747
Additional paid-in capital	10,634,782	10,634,782
Accumulated deficit	(8,505,575)	(8,611,973)
Total stockholders' equity	2,376,607	2,270,209
	$24,317,565	$25,602,541

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the quarter ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Sales	$20,653,934	$20,503,046	$80,056,230	$78,084,503
Cost of sales	14,931,561	15,065,502	58,491,503	57,249,884
Gross profit	5,722,373	5,437,544	21,564,727	20,834,619

Selling, general and administrative expenses, net	5,279,167	5,618,574	20,786,019	22,101,686
Impairment of other intangibles	-	-	-	309,900
Write off of goodwill	-	211,204	-	211,204
Operating income (loss)	443,206	(392,234)	778,708	(1,788,171)

Other income	61,746	80,975	273,951	239,726
Interest expense, net; includes related party interest of $16,070 and $19,048 for the quarters ended December 31, 2010 and 2009, respectively and $65,720 and $65,494 for the years ended December 31, 2010 and 2009, respectively	(242,106)	(316,338)	(946,261)	(795,251)
Income (loss) before income tax expense	262,846	(627,597)	106,398	(2,343,696)

Income tax expense	-	530,000	-	1,000,000
Net income (loss)	$262,846	$(1,157,597)	$106,398	$(3,343,696)

Income (loss) per common share:
Basic	$0.06	$(0.25)	$0.02	$(0.72)
Diluted	$0.05	$(0.25)	$0.02	$(0.72)

Weighted average shares outstanding:
Basic	4,654,953	4,654,953	4,654,953	4,654,953
Diluted	4,948,010	4,654,953	4,948,010	4,654,953

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For The Year Ended
	2010	2009
Cash flows from operating activities:
Net income (loss)	$106,398	$(3,343,696)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense	-	1,000,000
Stock-based compensation	-	23,049
Provision for doubtful accounts	548,559	539,310
Inventory reserves	(17,000)	98,000
Depreciation	437,036	506,993
Net gain on sale of fixed assets	(7,677)	(15,358)
Amortization of intangibles	2,500	17,085
Write-off of goodwill	-	211,204
Impairment of other intangibles	-	309,900
Changes in operating assets and liabilities
Accounts receivable	(713,265)	(1,204,802)
Inventory	824,902	2,019,623
Prepaid expenses and other current assets	(216,120)	195,129
Other assets – noncurrent	(38,708)	25,596
Trade payables	1,110,970	382,794
Accrued liabilities	114,523	92,636
Income taxes payable	(2,014)	3,816
Net cash provided by operating activities	2,150,104	861,279

Cash flows from investing activities:
Additions to property and equipment	(89,912)	(180,326)
Proceeds from disposal of property and equipment	20,700	43,816
Net cash used in investing activities	(69,212)	(136,510)

Cash flows from financing activities:
Repurchase of preferred stock	-	(193,543)
Repayments of notes payable; includes related party repayments of $0 in 2010 and $92,500 in 2009	(395,649)	(291,014)
Issuance of notes payable in connection with financing tender offer	-	446,033
Repayment of notes payable to related parties in connection with financing tender offer	(36,051)	(283,805)
Repayments under credit facility - revolving credit, net	(2,320,431)	(73,198)
Net cash used in financing activities	(2,752,131)	(395,527)
(Decrease) increase in cash	(671,239)	329,242
Cash - beginning of period	746,629	417,387
Cash - end of period	$75,390	$746,629